UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 1, 2008

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

Item 3.02.    Unregistered Sale of Equity Securities.

Acquisition Agreement

On October 1, 2008, Las Vegas Gaming, Inc. (“LVGI”) and its wholly owned subsidiary, Las Vegas Gaming Acquisition Corp., a Nevada corporation (“LVGAC”), entered into an Asset Acquisition Agreement, dated as of  September 29, 2008 (the “Acquisition Agreement”) with Adline Network Holdings, Inc., a Georgia corporation  (“Adline”), Adline Media, LLC, a Georgia limited liability company, Adline Network, LLC, a Georgia limited liability company, Freeview Network, LLC, a Georgia limited liability company, Sam Johnson, an individual, and Larry L. Enterline, an individual (collectively, the “Additional Parties”).

As background, in February 2005, LVGI acquired AdLine Gaming, Inc., a subsidiary of AdLine Network, LLC, whereby LVGI acquired significant technology and engineering personnel that supports LVGI’s PlayerVision system and its related applications but granted Adline a license to use such technology in certain circumstances.  In February 2006, LVGI acquired from AdLine Network, LLC technology related to the ability to accept wagers through LVGI’s WagerVision from the homes of players.  The Acquisition Agreement is intended to reacquire and consolidate all of the rights associated with various technologies and intellectual property licenses held by Ad-Line, including the license previously granted to Adline.  The transaction was structured as an asset purchase to ensure the complete reacquisition of the licenses and technologies.  Any other assets acquired were immaterial and incidential.

Pursuant to the Acquisition Agreement, LVGAC acquired all right, title and interest to the Acquired Assets (as defined in the Acquisition Agreement), including (i) any and all tangible and intangible assets of Adline, but excluding cash on hand, accounts receivables and any other receivables, (ii) certain technology, license, and intellectual property rights described in the Acquisition Agreement, and (iii) any right, title or interest, if any, in the Acquired Assets held by the Additional Parties.

The Acquisition Agreement includes non-competition and non-interference covenants by Adline and the Additional Parties for a period of 18 months after the effective date of the Acquisition Agreement.  The Acquisition Agreement also includes a non-disclosure covenant by Adline and the Additional Parties regarding intellectual property and trade secrets of LVGI.  As consideration for the purchase of the Acquired Assets, LVGAC paid to Adline 750,000 shares of the LVGI’s Common Stock Series A.   Pursuant to the Acquisition Agreement, 375,000 of the shares will be escrowed for a period of 18 months pursuant to an escrow agreement in form and substance satisfactory to the parties.  The escrowed shares will act as security for LVGI regarding Adline’s and the Additional Parties’ indemnification obligations under the Acquisition Agreement.  The Acquisition Agreement includes standard representations, warranties, and covenants.

The issuance of Common Stock Series A to Adline was deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on Section 4(2) of the Securities Act in that the issuance did not involve a public offering.

The foregoing description of the Acquisition Agreement is qualified in its entirety by the full text of the Acquisition Agreement which is attached hereto as Exhibit 10.1.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit	Name
Exhibit 10.1
Asset Acquisition Agreement executed on October 1, 2008, and dated as of September 29, 2008 by and between Las Vegas Gaming, Inc., Las Vegas Gaming Acquisition Corp., Adline Network Holdings, Inc., Adline Media, LLC, Adline Network, LLC, Freeview Network, LLC, Sam Johnson and Larry L. Enterline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: October 3, 2008	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer